Exhibit 10.22

Perpetua Resources Corp
405 S 8th Street, Ste 201
Boise, ID 83702 Tel:
208.901.3060
www.perpetuaresources.com

PERPETUA RESOURCES CORP.

OMNIBUS EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

Pursuant to the Perpetua Resources Corp. Omnibus Equity Incentive Plan (the “Plan”), the Participant listed below has been granted Performance Share Units (“PSUs”) as designated below, in accordance with, and subject to the terms of the Plan and this performance share unit award agreement (“PSU Award Agreement”). Capitalized terms not defined herein have the meaning ascribed to them in the Plan.

SECTION 1PERFORMANCE SHARE UNIT GRANT:

Name of Participant:
Target Number of PSUs Granted:
Date of Grant:

Performance Period: The period beginning onand ending on __

Vesting Conditions and Vesting Date: Provided that Participant remains in continuous service with the Corporation or a subsidiary of the Corporation through the last day of the Performance Period, and provided that the performance conditions set forth on Schedule A have been satisfied or waived by the Corporation, Senior Management, the Board or Committee will determine the factor to be applied to the Target Number of PSUs (between 1% and 100%), with such percentage based on level of achievement of the performance conditions. The Target Number of PSUs will be multiplied by the factor determined by the Board or Committee to establish the number of vested PSUs (“Vested PSUs”).

SECTION 2SETTLEMENT OF PSUs

(a)General rule. Except as otherwise provided below, Vested PSUs will be settled as soon as practicable after the last day of the Performance Period set forth above, and in all cases by December 31st of the year in which the last day of the Performance Period occurs, or, if later, by the date that is two and one-half (2 1/2) months following the last day of the Performance Period, provided that the Participant shall have no ability to influence, directly or indirectly, the calendar year in which settlement will occur. Further, subject to section 11.6(d) of the Plan and Section 2(b)(vii) hereof, no settlement of PSUs will occur any later than the final Business Day of the third calendar year following the applicable Service Year.

(b)Effect of Termination of Services

(i)[•]

Critical Resources. Responsible Mining. Environmental Restoration.

SECTION 3ADJUSTMENT OF SHARES

In the event of any transaction described in Section 10.3 of the Plan, the terms of this PSU award (including, without limitation, the number and kind of Shares subject to this PSU award) shall be adjusted as set forth in Section 10.3 of the Plan. In the event that the Corporation is a party to any corporate transaction, the PSUs granted hereunder shall be subject to amendment as provided in Article 10 of the Plan.

SECTION 4U.S. SECURITIES RESTRICTIONS

Shares may be issued upon settlement of PSUs only if permitted by applicable securities laws.

SECTION 5MISCELLANEOUS PROVISIONS

(a)Rights as a Shareholder. Neither the Participant nor the Participant’s representative shall have any rights as a shareholder with respect to any Shares subject to this PSU Award Agreement until Shares are delivered upon settlement of the PSUs.

(b)Compliance Matters. The Corporation may require from the Participant such investment representation, undertaking or agreement, if any, as the Corporation may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Participant understands and acknowledges that Shares to be issued settlement of the PSUs may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements.

(c)No Retention Rights. Nothing in this PSU Award Agreement or in the Plan shall confer upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

(d)Incorporation of Policies. This PSU Award Agreement and all compensation awarded under this PSU Award Agreement shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Participant and the Corporation or any subsidiary from time to time.

(e)Notice. Any notice required by the terms of this PSU Award Agreement shall be given in writing and notice to the Corporation shall be deemed effective upon receipt by the Corporation (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii) through electronic notification using a form and process approved by the Corporation. If mailed or delivered, notice to the Corporation shall be addressed to the Corporation at its principal executive office and notice to the Participant shall be addressed to the address that he or she most recently provided to the Corporation.

Critical Resources. Responsible Mining. Environmental Restoration.

(f)Entire Agreement. This PSU Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g)Governing Law; Venue. The laws of the State of Delaware shall govern all matters arising out of or relating to this PSU Award Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction. Any party bringing a legal action or proceeding against any other party arising out of or relating to this PSU Award Agreement may bring the legal action or proceeding in the United States District Court for the District of Idaho or in any court of the State of Idaho sitting in The County of Ada. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this PSU Award Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.

(h)Income Taxes. In the event that the Corporation or a subsidiary of the Corporation determines that it is required to withhold any tax as a result of the grant, vesting or settlement of PSUs, the Participant shall make arrangements satisfactory to the Corporation to enable the Corporation, or a subsidiary, as applicable, to satisfy all federal, state, local or foreign payroll, income, or other taxes required to be withheld in connection with this Agreement (the “Withholding Obligations”). In such circumstances, the Plan Administrator may require that the Participant pay to the Corporation, or the subsidiary, the amount of the Withholding Obligations. Alternatively, and subject to any requirements or limitations under applicable law, the Corporation or any subsidiary may (a) withhold such amount from any remuneration or other amount payable by the Corporation or any subsidiary to the Participant, (b) require the sale, on behalf of the Participant, of a number of Shares issued upon settlement of the PSUs and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy the Withholding Obligations, or (c) enter into any other suitable arrangements for the receipt of such amount. The Participant hereby authorizes the Corporation, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by withholding from the wages and other cash compensation payable to the Participant.

(i)Dividend Equivalents. Any dividend equivalent PSUs credited to the Director’s PSU Account pursuant to Section 8.1 of the Plan will be subject to the same terms and conditions, including vesting and time of settlement, as the underlying PSUs to which they relate.

(j)Acknowledgment. The grant of PSUs hereunder shall not be effective until the Participant dates and signs the form of acknowledgment below and returns a signed copy or otherwise signs pursuant to any method of electronic acceptance approved by the Corporation or made available to the Participant through the platform of any third-party administrator or record-keeper retained by the Corporation to administer Awards granted under the Plan. By Participant’s signature and the signature of the Corporation’s representative, the Participant and the Corporation agree that this PSU Award is granted under and governed by the terms and conditions of the Perpetua Resources Corp. Omnibus Equity Incentive Plan and this PSU Award Agreement.

PARTICIPANT:	PERPETUA RESOURCES CORP.

By:
Title:
Print Name

Critical Resources. Responsible Mining. Environmental Restoration.

SCHEDULE A TO PSU AWARD AGREEMENT

[•]

Critical Resources. Responsible Mining. Environmental Restoration.